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                                                              Exhibit 10(d)(iii)

                                OUTSIDE DIRECTORS
                             STOCK OPTION AGREEMENT
                               HARRIS CORPORATION
                            2000 STOCK INCENTIVE PLAN
                                (AS OF 10/27/00)



         This Stock Option Agreement ("AGREEMENT") is entered into as of the 27th day of October 2000 between Harris Corporation (the "CORPORATION"), a Delaware corporation having its principal office in Melbourne, Florida, and _________________________ (the "DIRECTOR"), an outside director of the Corporation.

         1. THE OPTION - TERMS AND CONDITIONS. Under and subject to the provisions of the Harris Corporation 2000 Stock Incentive Plan as in effect from time to time (the "PLAN"), the Corporation hereby grants to the Director the option (the "OPTION") to purchase an aggregate of 2,000 shares of Common Stock of the Corporation at the price of ___________________________ per share, subject to the following terms and conditions:

            (a) During the lifetime of the Director, this Option shall be exercisable only by the Director, and, except as otherwise set forth in Section 2, only while the Director continues to serve as a director of the Corporation.

            (b) Notwithstanding any other provision of this Agreement, this Option shall expire no later than ten years from the date of this Agreement (the "EXPIRATION DATE"), and shall not be exercisable thereafter.

            (c) The number of shares of Common Stock with respect to which the Option may be exercised from time to time is limited to the following percentages of the aggregate number of shares optioned hereby:

                (i) After the end of one year and prior to the end of two years from the date hereof, not more than fifty percent;

                (ii) After the end of two years and prior to the end of three years from the date hereof, not more than seventy-five percent; and

                (iii) After the end of three years from the date hereof, one-hundred percent.

            (d) Upon a "CHANGE OF CONTROL" of the Corporation any option which has been outstanding for more than one year shall immediately become exercisable. For purpose of this Agreement, a "Change of Control" is defined in
Section 11.1 of the Plan.


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         2. TERMINATION OF SERVICE. In the event the Director ceases to be a director of the Corporation (other than by reason of death), the Option may be exercised during the period following such cessation of service as a director in accordance with its terms, provided that in no event shall the Option be exercisable following the Expiration Date.

         3. DEATH. Notwithstanding Section 1(c), in the event of the death of the Director, the Option shall immediately become fully vested and exercisable and shall be exercisable only within the twelve (12) months next succeeding the date of death, but no later than the Expiration Date. Following the death of the Director, the Option may be exercised only by the executor or administrator of the Director's estate or by the person or persons to whom the Director's rights under the Option shall pass by the Director's will or the laws of descent and distribution.

         4. EXERCISE OF OPTION. This Option may be exercised by delivering to the Corporation at the office of its Corporate Secretary (i) a written notice, signed by the person entitled to exercise the Option, stating the number of shares such person then elects to purchase hereunder, (ii) payment in an amount equal to the full purchase price of the shares then to be purchased, and (iii) in the event the Option is exercised by any person other than the Director, evidence satisfactory to the Corporation that such person has the right to exercise the Option. Payment shall be made in cash, shares of common stock, or any combinations thereof. Upon the due exercise of the Option, the Corporation shall issue in the name of the person exercising the Option, and deliver to the Director, one or more certificates for the shares in respect of which the Option shall have been so exercised. The Director agrees that no holder of the Option shall have any rights as a shareholder in respect of any shares as to which the Option shall not have been duly exercised and that no rights as a shareholder shall arise in respect of any shares as to which the Option shall have been duly exercised until and except to the extent that a certificate or certificates for such shares shall have been issued.

         5. PROHIBITION AGAINST TRANSFER. The Option and rights granted by the Corporation under this Agreement are not transferable except to family members or trust by will or the laws of descent and distribution, provided that the Option may not be so transferred to family members or trusts except as permitted by applicable law or regulations. Without limiting the generality of the foregoing, the Option may not be assigned, transferred except as aforesaid, pledged or hypothecated, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

         6. POWERS OF BOARD. The Board shall have authority, subject to the express provisions of the Plan as in effect from time to time, to construe this Agreement and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in this Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.


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         7. INCORPORATION OF PLAN PROVISIONS. This Agreement is made pursuant to the Plan, the provisions of which are hereby incorporated by reference. Capitalized terms not otherwise defined herein have the meanings set forth in the Plan. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

                                           HARRIS CORPORATION


                                           By:
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                                                    Phillip W. Farmer
                                                    Chairman, President and
                                                    Chief Executive Officer



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